As filed with the Securities and Exchange Commission on January 22, 2019

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

111, Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

3-4/F, No.295 ZuChongZhi Road,

Pudong New Area

Shanghai, 201203

The People’s Republic of China

+86 21 2053-6666

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2013 Share Incentive Policy

2014 Share Incentive Policy

2016 Share Incentive Plan

2018 Share Incentive Plan

(Full title of the plan)

Puglisi & Associates
850 Library Avenue, Suite 204
 Newark, Delaware 19711
 +1 302-738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Weihao Xu Chief Financial Officer 111, Inc. 3-4/F, No.295 ZuChongZhi Road, Pudong New Area Shanghai, 201203 The People’s Republic of China +86 21 2053-6666	Z. Julie Gao, Esq. Skadden, Arps, Slate, Meagher & Flom LLP c/o 42/F, Edinburgh Tower The Landmark 15 Queen’s Road Central Hong Kong +852 3740-4700	Haiping Li, Esq. Skadden, Arps, Slate, Meagher & Flom LLP JingAn Kerry Centre, Tower II, 46th Floor 1539 Nanjing West Road, Shanghai, The People’s Republic of China +86 21 6193-8200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Emerging growth company ☒
Non-accelerated filer ☒	Smaller reporting company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.             ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered(2)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Ordinary Shares, par value US$0.0005 per share	1,138,250	(3)	$0.025	(3)	$28,456.25	$3.45
Class A Ordinary Shares, par value US$0.0005 per share	955,962	(3)	$0.5	(3)	$477,981.00	$57.93
Class A Ordinary Shares, par value US$0.0005 per share	648,500	(3)	$0.83	(3)	$538,255.00	$65.24
Class A Ordinary Shares, par value US$0.0005 per share	449,025	(3)	$1.66	(3)	$745,381.50	$90.34
Class A Ordinary Shares, par value US$0.0005 per share	6,550,075	(3)	$1.99	(3)	$13,034,649.25	$1,579.80
Class A Ordinary Shares, par value US$0.0005 per share	231,404	(3)	$6.995	(3)	$1,618,670.98	$196.19
Class A Ordinary Shares, par value US$0.0005 per share	1,229,916	(4)	$3.89	(4)	$4,781,298.45	$579.49
Class A Ordinary Shares, par value US$0.0005 per share	4,098,858	(5)	$3.89	(5)	$15,934,310.48	$1,931.24
Total	15,301,990		—		$37,159,002.91	$4,503.68

(1)     These shares may be represented by the Registrant’s ADSs, each of which represents two Class A Ordinary Shares.  The Registrant’s ADSs issuable upon deposit of the Class A Ordinary Shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No.: 333-227096).

(2)     Represents Class A Ordinary Shares issuable upon exercise of options and pursuant to other awards granted under the 2013 Share Incentive Policy of the Registrant, 2014 Share Incentive Policy of the Registration, 2016 Share Incentive Plan of the Registrant or the 2018 Share Incentive Plan of the Registrant (collectively, the “Share Incentive Policies and Plans”).  Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement is deemed to cover an indeterminate number of Class A Ordinary Shares which may be offered and issued to prevent dilution resulting from share splits, share dividends or similar transactions as provided in the Share Incentive Policies and Plans. Any Class A Ordinary Shares covered by an award granted under the Share Incentive Policies and Plans (or portion of an award) that terminates, expires or lapses for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of Class A Ordinary Shares that may be issued under the Share Incentive Policies and Plans.

(3)     Represents Class A Ordinary Shares issuable upon the exercise of outstanding options as of the date of this registration statement, and the corresponding proposed maximum offering price per share represents the weighted average exercise price of these outstanding options.

(4)     Represents restricted share units granted and outstanding as of the date of this registration statement and the corresponding proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on the average of the high and low prices for the Registrant’s ADSs as quoted on the Nasdaq Global Market on January 18, 2019.

(5)     Represents Class A Ordinary Shares reserved for future award grants under the 2018 Share Incentive Plan of the Registrant and the corresponding proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on the average of the high and low prices for the Registrant’s ADSs as quoted on the Nasdaq Global Market on January 18, 2019.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.         Plan Information*

Item 2.         Registrant Information and Employee Plan Annual Information*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8. The documents containing information specified in this Part I will be separately provided to the participants covered by the Share Incentive Policies and Plans, as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference

The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein:

(a)                                                         The Registrant’s prospectus dated September 12, 2018 (File No. 333-226849) filed with the Commission on September 13, 2018 pursuant to Rule 424(b)(4) under the Securities Act.

(b)                                                         Not applicable.

(c)                                                          The description of the Registrant’s Class A ordinary shares and ADSs incorporated by reference in the Registrant’s registration statement on Form 8-A (File No. 001-38639) filed with the Commission on August 29, 2018, including any amendment and report subsequently filed for the purpose of updating that description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.  Any statement in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement.  Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this registration statement.

Item 4.         Description of Securities

Not applicable.

Item 5.         Interests of Named Experts and Counsel

Not applicable.

Item 6.   Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Registrant’s currently effective memorandum and articles of association provides that the Registrant shall indemnify its directors and officers (each an indemnified person) against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such indemnified person, other than by reason of such person’s own dishonesty, willful default or fraud, in or about the conduct of the Registrant’s business or affairs or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such indemnified person in defending (whether successfully or otherwise) any civil proceedings concerning the Registrant or its affairs in any court whether in the Cayman Islands or elsewhere.

Pursuant to the indemnification agreements between the Registrant and its directors and executive officers, the form of which was filed as Exhibit 10.6 to the Registrant’s registration statement on Form F-1, as amended (File No. 333-226849), the Registrant has agreed to indemnify its directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Registrant also maintains a directors and officers liability insurance policy for its directors and officers.

Item 7.   Exemption from Registration Claimed

Not applicable.

Item 8.         Exhibits

See the Index to Exhibits attached hereto.

Item 9.         Undertakings

(a)         The undersigned Registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii)   to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to that information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement;

(2)         That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit number	Description of document

4.1

Currently effective Twelfth Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.2 to the registration statement on Form F-1, as amended (File No. 333-226849)

4.2	Registrant’s Specimen Certificate for Class A Ordinary Shares (incorporated herein by reference to Exhibit 4.2 to the registration statement on Form F-1, as amended (File No. 333-226849)

4.3*	Deposit Agreement dated September 12, 2018 among the Registrant, the depositary and holders of the American Depositary Receipts

5.1*	Opinion of Maples and Calder (Hong Kong) LLP, regarding the legality of the Class A Ordinary Shares being registered

10.1	English translation of 2013 Share Incentive Policy of the Registrant (incorporated herein by reference to Exhibit 10.1 to the registration statement on Form F-1, as amended (File No. 333-226849)

10.2	English translation of 2014 Share Incentive Policy of the Registrant (incorporated herein by reference to Exhibit 10.2 to the registration statement on Form F-1, as amended (File No. 333-226849)

10.3	2016 Share Incentive Plan of the Registrant (incorporated herein by reference to Exhibit 10.3 to the registration statement on Form F-1, as amended (File No. 333-226849)

10.4	2018 Share Incentive Plan of the Registrant (incorporated herein by reference to Exhibit 10.4 to the registration statement on Form F-1, as amended (File No. 333-226849)

23.1*	Consent of Deloitte Touche Tohmatsu Certified Public Accountants LLP, an independent registered public accounting firm

23.2*	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page hereto)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, China, on January 22, 2019.

111, Inc.

By:	/s/ Junling Liu
Name:	Junling Liu
Title:	Chief Executive Officer and Co-chairman

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, each of Gang Yu and Junling Liu, with full power to act alone, as his true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gang Yu	Co-founder and Co-chairman	January 22, 2019
Gang Yu

/s/ Junling Liu	Co-founder, Chief Executive Officer and Co-chairman (Principal Executive Officer)	January 22, 2019
Junling Liu

/s/ Weihao Xu	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	January 22, 2019
Weihao Xu

/s/ Harry Chi Hui	Director	January 22, 2019
Harry Chi Hui

/s/ Nee Chuan Teo	Independent Director	January 22, 2019
Nee Chuan Teo

/s/ Jian Sun	Independent Director	January 22, 2019
Jian Sun

/s/ Jun Luo	Independent Director	January 22, 2019
Jun Luo

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of 111, Inc. has signed this registration statement in Newark, Delaware, United States of America on January 22, 2019.

Authorized U.S. Representative

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi, on behalf of Puglisi & Associates
	Title:	Managing Director